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                            SUBSCRIPTION AGREEMENT


iGeniSys, Inc
654 North Belt East, Suite 310
Houston, TX  77060

Gentlemen:

     By signing below, the undersigned hereby subscribes to purchase _____ shares of the Common Stock, $.001 par value, of iGeniSys, Inc., a Colorado corporation (the "Company"). In payment of the purchase price for the shares of Common Stock, I hereby deliver to the Company payment in the amount of $_______________, representing the price per share of $1.50 multiplied by the number of shares being purchased.

     I acknowledge receipt of the Company's Prospectus dated _____________, 2000 and represent that I have made my investment decision solely on the basis of information contained in the prospectus.

     This will further confirm that no broker/dealer or member of the National Association of Securities Dealers, Inc. has been involved in any manner whatsoever in my investment of the Company except as follows:

          Broker-Dealer Name:
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          Address:
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          Representative:
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                              SIGNATURE


                              Date:
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                              Name:
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                              Address:
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                              Telephone:
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                              Facsimile:
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                              Social Security Number:
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